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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  / /
Filed by a Party other than the Registrant /x/

Check the appropriate box:
/ / Preliminary Proxy Statement  / / Confidential, for the use of the Commission
                                     only (as permitted by Rule 14a-6(e)(2))

/ / Definitive Proxy Statement
/X/ Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-12

                               DIME BANCORP, INC.
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                (Name of Registrant As Specified In Its Charter)

                         NORTH FORK BANCORPORATION, INC.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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/ /  Fee paid previously with preliminary materials.

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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)   Amount previously paid:

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2)   Form, Schedule or Registration Statement No.

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3)   Filing party:

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4)   Date filed:


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                               [NORTH FORK LOGO]




                                                                 March 28, 2000


Dear Dime Stockholder:


     The board of directors of Dime Bancorp, Inc. has rejected North Fork's offer to purchase your Dime shares and postponed an important vote on the proposed merger of Dime and Hudson United Bancorp. The new special meeting of Dime stockholders to consider and vote on the Dime/Hudson United merger is now scheduled to be held on Wednesday, May 17, 2000. Based on March 27th closing prices, our offer represents approximately a 42% premium to the implied value of the proposed Hudson United merger.


     North Fork is offering to exchange 0.9302 shares of North Fork common stock and $2.00 in cash for each share of Dime. However, our offer is conditioned upon stockholder rejection of the proposed merger of Dime and Hudson United at the special meeting on May 17.


     IF YOU WISH TO HAVE THE OPPORTUNITY TO PARTICIPATE IN NORTH FORK'S OFFER, WE URGE YOU TO REJECT DIME'S PROPOSED MERGER WITH HUDSON UNITED BY SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED GOLD PROXY CARD, USING THE POSTAGE-PAID ENVELOPE PROVIDED.


     A copy of North Fork's proxy statement is enclosed for your review. Also enclosed is a copy of North Fork's exchange offer prospectus, which contains information about our offer to purchase your shares of Dime. These documents contain important information, which we urge you to read carefully. You may tender your shares only by submitting your share certificates with an executed letter of transmittal or, if your shares are held in "street name," by providing appropriate instructions to your bank or broker. We will be mailing to you separately in the next few days a complete set of exchange offer materials, including the letter of transmittal.


     MAKE DIME'S BOARD OF DIRECTORS LISTEN TO YOU AND OTHER DIME STOCKHOLDERS. If you wish to have the opportunity to participate in North Fork's offer, we urge you to sign, date and return the enclosed GOLD proxy card voting AGAINST the Dime/Hudson Merger Proposal. TO PRESERVE YOUR OPPORTUNITY TO ACCEPT OUR OFFER, DO NOT SIGN OR RETURN ANY OF THE PROXY CARDS SENT TO YOU BY DIME OR ITS AGENTS.


     If you have any questions or need assistance in voting your shares, please call D. F. King & Co., Inc., North Fork's proxy solicitor, toll-free at 1-800-755-7250.


                                        Very truly yours,

                                        /s/ John A. Kanas

                                        John A. Kanas
                                        Chairman, President and
                                        Chief Executive Officer